As filed with the Securities and Exchange Commission on March 18, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KORRO BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-2324450
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

60 First Street, 2nd floor, Suite 250

Cambridge, Massachusetts 02141

(Address of Principal Executive Offices, Zip Code)

Korro Bio, Inc. 2023 Stock Option and Incentive Plan

Korro Bio, Inc. 2023 Employee Stock Purchase Plan

(Full title of the plan)

Ram Aiyar

President and Chief Executive Officer

Korro Bio, Inc.

60 First Street, 2nd floor, Suite 250

Cambridge, Massachusetts 02141

(Name and address of agent for service)

(617) 468-1999

(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey Cerio, Esq. General Counsel Korro Bio, Inc. 60 First Street, 2nd floor, Suite 250 Cambridge, Massachusetts 02141 (617) 468-1999	Kingsley L. Taft, Esq. Marianne C. Sarrazin, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Korro Bio, Inc. is filing this Registration Statement on Form S-8 for the purpose of registering an additional 468,863 shares of its common stock, par value $0.001 per share (the “Common Stock”), under the Korro Bio, Inc. 2023 Stock Option and Incentive Plan (the “2023 Plan”) and an additional 93,773 shares of Common Stock under the Korro Bio, Inc. 2023 Employee Stock Purchase Plan ( the “2023 ESPP”), pursuant to the provisions of each plan that provide for annual automatic increases in the number of shares of Common Stock reserved for issuance under each plan. In each case, the additional shares are of the same class as other securities for which a registration statement relating to the 2023 Plan and the 2023 ESPP has previously been filed and is effective. Accordingly, this registration statement incorporates by reference the contents of the registration statement on Form S-8 (File No. 333-275354), filed with the Securities and Exchange Commission (the “Commission”) on November 6, 2023, and the registration statement on Form S-8 (File No. 333-278245), filed with the Commission on March 26, 2024, relating to the 2023 Plan and the 2023 ESPP pursuant to General Instruction E, except with respect to Item 8. Exhibits thereof.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant's Current Report on Form 8-K filed on October 17, 2019).

4.2

Certificate of Amendment to the Restated Certificate of Incorporation, dated November 3, 2023 (incorporated by reference to Exhibit 3.1 to the registrant's Current Report on Form 8-K filed on November 6, 2023).

4.3

Certificate of Amendment to the Restated Certificate of Incorporation, dated November 3, 2023 (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed on November 6, 2023).

4.4

Certificate of Amendment to the Restated Certificate of Incorporation, dated June 11, 2024 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on June 12, 2024).

4.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the registrant's Current Report on Form 8-K filed on September 23, 2020).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1

Korro Bio, Inc. 2023 Stock Option and Incentive Plan, and forms of award agreements thereunder (incorporated by reference to Exhibit 10.1 to the registrant's Registration Statement on Form S-1/A filed on December 20, 2023).

99.2	Korro Bio, Inc. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the registrant's Registration Statement on Form S-1/A filed on December 20, 2023).

107*	Filing Fee table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 18th day of March, 2025.

KORRO BIO, INC.

By:	/s/ Ram Aiyar
Name: Ram Aiyar Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Ram Aiyar and Vineet Agarwal, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

NAME	TITLE	DATE
/s/ Ram Aiyar Ram Aiyar	President, Chief Executive Officer and Director Principal Executive Officer, Interim Principal Financial Officer	March 18, 2025
/s/ Oliver Dolan Oliver Dolan	Senior Vice President, Finance Interim Principal Accounting Officer	March 18, 2025
/s/ Ali Behbahani Ali Behbahani	Director	March 18, 2025
/s/ Nessan Birmingham Nessan Birmingham	Director	March 18, 2025

/s/ Jean-Francois Formela Jean-Francois Formela	Director	March 18, 2025

/s/ Katharine Knobil Katharine Knobil	Director	March 18, 2025

/s/ Rachel Meyers Rachel Meyers	Director	March 18, 2025

/s/ Timothy Pearson Timothy Pearson	Director	March 18, 2025